UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

ITEM 2.05 Costs Associated with Exit or Disposal Activities.

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed on December 4, 2019 (the “Prior Report”) by Trinseo, S.A. (the “Company”) with respect to the corporate restructuring plan associated with the Company’s shift to a global functional structure and business excellence initiatives to drive greater focus on business process optimization and efficiency. At the time of the filing of the Prior Report, the Company was unable to estimate pension related costs resulting from such restructuring. The Company made a determination of such information on January 29, 2020, and this Amendment is being filed to report such information.

On November 21, 2019, the Board of Directors of Trinseo S.A. (the “Company”) adopted a corporate restructuring plan associated with the Company’s shift to a global functional structure and business excellence initiatives to drive greater focus on business process optimization and efficiency, which plan was first disclosed to employees on November 29, 2019. The corporate restructuring plan is expected to be substantially completed by the end of the first half of 2020. The Company expects to incur restructuring charges in connection with this corporate restructuring plan ranging in total from approximately $25 million to $30 million. The total charges will primarily consist of expenditures in the form of severance benefits to the affected employees ranging from approximately $20 million to $25 million; and lease cancellation, asset impairments and other costs ranging from approximately $5 million to $7 million. Pension related costs resulting from this restructuring are estimated to be less than $1 million. The majority of these charges were incurred in the fourth quarter of 2019, with the remaining amount to be incurred in 2020. The Company expects the vast majority of the cash expenditures, related primarily to severance benefits to the affected employees and the lease cancellation, to be paid by the end of 2020. However, the actual timing and costs of the corporate restructuring plan may differ from the Company’s current expectations and estimates, and such differences may be material.

Cautionary Note on Forward-Looking Statements

This Current Report contains forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like “expect,” “estimate,” “will,” “may,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company’s ability to successfully generate cost savings through its restructuring and business excellence initiatives, as well as those factors discussed in the Company’s Annual Report filed with the Securities and Exchange Commission on February 28, 2019 under Part I, Item IA—“Risk Factors.”

As a result of these or other factors, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, the Company cautions you against relying on these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: January 31, 2020